Exhibit 10.6

COLLATERAL MANAGEMENT AGREEMENT

This Collateral Management Agreement (this “Agreement”) is made as of May 19, 2017, by and between MURRAY HILL FUNDING II, LLC, a Delaware limited liability company (the “Issuer”), and CĪON INVESTMENT MANAGEMENT, LLC, a limited liability company formed under the laws of the State of Delaware(together with its successors and assigns in such capacity, the “Collateral Manager”).

RECITALS:

The Issuer intends to issue certain Class A Notes (the “Class A Notes”) pursuant to an Indenture, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Indenture”), between the Issuer and U.S. Bank National Association, a limited purpose national banking association with trust powers organized under the laws of the United States, as trustee (together with its permitted successor and assigns in the trusts thereunder, the “Trustee”);

Pursuant to the Indenture, the Issuer has pledged the Collateral to the Trustee as security for the Class A Notes;

The Issuer wishes to enter into this Agreement, pursuant to which the Collateral Manager agrees to perform, on behalf of the Issuer, certain duties with respect to the Collateral securing the Class A Notes in the manner and on the terms set forth herein and to provide such additional services as are consistent with the terms of this Agreement, the Collateral Administration Agreement and the Indenture; and

The Collateral Manager has the capacity to provide the services required hereby and is prepared to perform such services upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.          Definitions

Capitalized terms used but not defined herein (including in the recitals) shall have the respective meanings given to such terms in the Indenture. In the event of any conflict or inconsistency between any term defined herein and any term defined in the Indenture, the defined term as set forth herein shall govern.

“Accepted Servicing Practices”: The meaning specified in Section 7.

“Advance Restructuring Notice”: The meaning specified in Section 2(o).

“Advisers Act”: The meaning specified in Section 6(e).

“Collateral Manager Advances”: All Collateral Manager Expenses paid by the Collateral Manager from its own funds in connection with its obligations under this Agreement.

“Collateral Manager Expenses”: Any and all (i) customary and reasonable out-of-pocket expenses paid or incurred by the Collateral Manager in connection with, and as permitted by, its collateral management activities and obligations under this Agreement, including (x) the reasonable out-of-pocket expenses and costs of legal advisors, accountants, consultants and other third party professionals retained by the Issuer or by the Collateral Manager on behalf of the Issuer in connection with the services provided by the Collateral Manager pursuant to Section 2 hereof and (y) the reasonable out-of-pocket expenses incurred by the Collateral Manager in connection with the acquisition or disposition, or proposed acquisition or disposition of any Portfolio Asset, or the default or restructuring thereof, including news and quotation subscription expenses, brokerage commissions, research expenses, accountant fees, insurance premiums, rating agency fees, computer software and services costs and travel costs (airfare, meals, lodging and other transportation), provided, that, to the extent such expenses are incurred for the benefit of the Issuer and other entities Affiliated with or advised by the Collateral Manager, the Issuer shall be responsible for only a pro rata portion of such expenses of the Collateral Manager, based on a good faith allocation by the Collateral Manager of such expenses among all such entities and the Issuer; and (ii) indemnities payable to Indemnified Person pursuant to Section 9(a) hereof.

“Full Payment Date”: The day next following the payment in full or redemption in whole of the Notes in accordance with the terms of the Indenture.

“Indemnified Person”: The meaning specified in Section 8(a).

“Insolvency Laws”: (a) the United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time, and (b) all other applicable liquidation, conservatorship, examinership, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of any applicable jurisdiction from time to time in effect affecting the rights of creditors generally.

“Managed Assets”: The meaning specified in Section 2(f).

“Other Investment Vehicles”: The meaning specified in Section 6(b).

“Post-Restructuring Notice”: The meaning specified in Section 2(o).

“Responsible Officer”: Any officer, or director or employee of the Issuer or the Collateral Manager, as the case may be, involved in or responsible for the administration, supervision or management of this Agreement.

“Seller”: Murray Hill Funding, LLC, a limited liability company organized under the laws of the State of Delaware, acting in its capacity as seller of Class A Notes under the Global Master Repurchase Agreement, together with its successors in such capacity.

2.          General Duties of the Collateral Manager

Subject to and in accordance with the terms of the Indenture and this Agreement, the Collateral Manager shall provide those services pertaining to the Portfolio Assets and the other Collateral that, applying Accepted Servicing Practices, are required to be performed by the Collateral Manager, which services include the following:

(a)          The Collateral Manager agrees to supervise and direct the investment and reinvestment of the Collateral, and shall perform on behalf of the Issuer the duties that have been expressly delegated to the Collateral Manager in this Agreement and in the Indenture (and the Collateral Manager shall have no obligation to perform any other duties under the Indenture or otherwise) and, to the extent necessary or appropriate to perform such duties, the Collateral Manager shall have the power to execute and deliver all necessary and appropriate documents and instruments on behalf of the Issuer with respect thereto. In addition, in performing its obligations under this Agreement, the Collateral Manager shall, except as otherwise provided in and subject to the terms of this Agreement, have full power and authority to (i) take any and all actions in connection with its collateral management obligations hereunder that it deems necessary or appropriate (in each case, subject to Accepted Servicing Practices), and (ii) execute and deliver all necessary and appropriate documents and instruments on behalf of the Issuer with respect thereto. In furtherance of the foregoing, the Issuer hereby makes, constitutes and appoints the Collateral Manager, with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, to sign, execute, certify, swear to, acknowledge, deliver, file, receive and record any and all documents which the Collateral Manager reasonably deems appropriate or necessary in connection with its duties under this Agreement. The foregoing power shall survive and not be affected by the subsequent dissolution, bankruptcy or termination of the Issuer; provided, however, that the foregoing power of attorney will expire, and the Collateral Manager will cease to have any power to act as the Issuer’s attorney-in-fact, upon termination of this Agreement (upon the effectiveness of any resignation or removal of the Collateral Manager or otherwise) in accordance with the terms hereof. The Issuer hereby agrees to cooperate with the Collateral Manager by either executing and delivering to the Collateral Manager from time to time (x) other powers of attorney evidencing the Collateral Manager’s authority and power under this Agreement, or (y) such other documents or instruments deemed necessary or appropriate by the Collateral Manager to enable the Collateral Manager to carry out its collateral management obligations under this Agreement.

(b)          The Collateral Manager shall (i) select all Portfolio Assets which shall be acquired or sold by the Issuer and pledged to the Trustee pursuant to the Indenture and (ii) facilitate the acquisition, disposition and settlement of Portfolio Assets by the Issuer in accordance with the Indenture, including the delivery of Collateral in accordance with the Indenture.

(c)          The Collateral Manager shall monitor the Collateral, on behalf of the Issuer, on an ongoing basis and shall use commercially reasonable efforts to provide to the Issuer all reports, schedules and other data which the Issuer is required to prepare, deliver or furnish under the Indenture or the Collateral Administration Agreement (in each case, except to the extent that the Collateral Administrator is required pursuant to the Collateral Administration Agreement to provide to the Issuer any such reports, schedules and other data, in which event the Collateral Manager shall have no obligation with respect thereto), in the form and containing all information required thereby and on or before the date required under the Indenture and to deliver them to the parties entitled thereto under the Indenture. The Collateral Manager shall, on behalf of the Issuer, use commercially reasonable efforts to determine whether a Portfolio Asset has become a Defaulted Obligation.

(d)          [Reserved]

(e)          The Collateral Manager shall use commercially reasonable efforts to furnish Issuer Orders, Issuer Requests and officer’s certificates as may be required under the Indenture, including providing any certifications, and the Collateral Manager shall have the power to execute and deliver all necessary and appropriate documents and instruments on behalf of the Issuer with respect thereto.

(f)          The Collateral Manager may, in its sole discretion, subject to and in accordance with the provisions of the Indenture and this Agreement including, but not limited to, Section 2(o), take on behalf of the Issuer or, if applicable, direct the Trustee in writing to take the following actions with respect to any Portfolio Asset, Defaulted Obligation, and any other assets and property included in the Collateral (collectively, the “Managed Assets”), as applicable:

(i)          retain such Managed Asset;

(ii)         sell or otherwise dispose of such Managed Asset in the open market or otherwise (including to itself or to an Affiliate of the Collateral Manager on arm’s length terms);

(iii)        acquire, as security for the Class A Notes in substitution for or in addition to any one or more Managed Assets included in the Collateral, one or more additional assets;

(iv)        if applicable, tender such Managed Asset pursuant to an Offer;

(v)         if applicable, consent to any proposed amendment, modification, extension or waiver pursuant to an Offer;

(vi)        retain or dispose of any securities or other property (other than Cash) received pursuant to an Offer;

(vii)       waive any default with respect to any Defaulted Obligation;

(viii)      vote to accelerate the maturity of any Defaulted Obligation;

(ix)         amend, waive, consent, modify, extend or vote with respect to any Managed Asset;

(x)          exercise any other rights or remedies with respect to any Managed Asset and as provided in the related Underlying Instrument including without limitation the negotiation of any workout or restructuring and the acceptance of any security or other consideration issued in a plan of reorganization, bankruptcy or other proceeding involving any thereof, or take any other action consistent with the terms of the Indenture which, in accordance with Accepted Servicing Practices, the Collateral Manager reasonably believes to be in the best interests of the Holders; and

(xi)         exercise any other rights or remedies with respect to such Managed Asset.

(g)          Except as expressly otherwise permitted in Section 6, the Collateral Manager shall cause any purchase or sale of any Managed Asset to be effected for Cash and otherwise on arm’s length terms.

(h)          In connection with taking or omitting any action under the Indenture or this Agreement, the Collateral Manager may, in accordance with Accepted Servicing Practices, consult with counsel and may rely in good faith on the advice of such counsel or any opinion of counsel selected in good faith with reasonable care.

(i)          [Reserved]

(j)          From and after the occurrence and continuance of an Event of Default, the Collateral Manager shall continue to perform and be bound by the provisions of this Agreement. The Trustee shall be entitled to rely and be protected in relying upon all actions and omissions to act of the Collateral Manager thereafter as fully as if no Event of Default had occurred.

(k)          Notwithstanding anything to the contrary contained herein, the standard of care applicable to the Collateral Manager’s performance of its services under this Agreement shall be the servicing standards applicable pursuant to Accepted Servicing Practices.

(l)          The Collateral Manager may enter into subservicing agreements for the servicing and administration of all or a part of the Portfolio Assets and the other Collateral; provided that entering into such a subservicing agreement shall not constitute an assignment of rights or delegation of performance obligations of the Collateral Manager, which obligations shall remain the primary obligations of the Collateral Manager.

(m)          In performing its duties hereunder, the Collateral Manager shall not take any action which is prohibited pursuant to the terms of the Indenture or any of the other Transaction Documents.

(n)          Notwithstanding any other term of this Agreement, in no event shall the Collateral Manager have any obligation to cause the Issuer to comply with any monetary obligation set forth in any Transaction Document (including, without limitation, the payment of principal, interest, fees, expenses, indemnity obligations or other amounts).

(o)          (i) Notwithstanding any other term of this Agreement, the Collateral Manager shall deliver written notice to UBS (in its capacity as Liquidation Agent) in the event that the Collateral Manager receives a written or formal request to take, agree, vote on or consent to any amendment or any action with respect to any Portfolio Asset within 5 Business Days following receipt of such request and at least 4 Business Days prior to the date of the proposed amendment or action (or, if such request is received within the 4 Business Day period, the next Business Day), as applicable (such notice, an "Advance Restructuring Notice"). In addition, the Collateral Manager shall deliver written notice to UBS providing evidence of any such amendment or action within 2 Business Days after the amendment or action (such notice, a "Post-Restructuring Notice").

(ii) Notwithstanding any other terms of this Agreement, so long as either (x) an “Event of Default” shall have occurred and is continuing under the Global Master Repurchase Agreement or (y) an Event of Default shall have occurred and is continuing under the Indenture, the Collateral Manager shall exercise any right of the Issuer described in an Advance Restructuring Notice to take, agree, vote on or consent to any amendment or action with respect to any Portfolio Asset only in accordance with the written direction of UBS.

The Liquidation Agent shall be an express third party beneficiary of the provisions set forth in this Section 2(o) to the extent that it is entitled to receive notifications or exercise consent, voting or similar rights under this Section.

(p)          [Reserved]

(q)          Immediately upon becoming aware that any Portfolio Asset, at any time after the acquisition thereof by the Issuer, has become a Defaulted Obligation, the Collateral Manager shall deliver a notice of such event to (i) the Issuer and (ii) UBS (in its capacity as Liquidation Agent) (which shall constitute a third party beneficiary of this Agreement for purposes of such obligation).

3.          No Joint Venture

Nothing in this Agreement shall be deemed to create a joint venture or partnership between the parties with respect to the arrangements set forth in this Agreement. For all purposes herein, the Collateral Manager shall be deemed to be an independent contractor and, unless otherwise provided herein or specifically authorized by the Issuer, from time to time, shall have no authority to act for or represent the Issuer.

4.          Brokerage

The Collateral Manager shall use all commercially reasonable efforts to obtain the best execution for all orders placed with respect to the Managed Assets, considering all reasonable circumstances (it being understood that the Collateral Manager has no obligation to obtain the lowest or best prices available). Subject to the objective of obtaining best execution, the Collateral Manager may take into consideration all factors that the Collateral Manager reasonably determines to be relevant, including, without limitation, timing, general relevant trends and research and other brokerage services furnished to the Collateral Manager or its Affiliates by brokers and dealers. Such services may be used by the Collateral Manager or its Affiliates in connection with its other advisory activities or investment operations. To the extent consistent with the Collateral Manager’s objective to obtain the best execution for all orders placed with respect to the Managed Assets and any other provision of this Agreement, the Collateral Manager may aggregate sales and purchase orders of securities placed with respect to the Managed Assets with similar orders being made simultaneously for other accounts managed by the Collateral Manager or with similar orders being made simultaneously for accounts of its Affiliates. When any aggregate sales or purchase orders occur, the Collateral Manager (and any of its Affiliates involved in such transactions) shall allocate the executions among the accounts in an equitable manner.

5.          Collateral Manager’s Expenses

The Collateral Manager shall have no obligation to advance its own funds for the payment of any Collateral Manager Expenses if the Collateral Manager determines that any such Collateral Manager Advances are or will be, or that any outstanding Collateral Manager Advances are, non-recoverable. In any case, the Collateral Manager may, at its option, make Collateral Manager Advances from its own funds with respect to the payment of Collateral Manager Expenses, in which event the Collateral Manager shall be reimbursed for such advances on each Payment Date without interest. The making of a Collateral Manager Advance by the Collateral Manager under any particular set of circumstances will not obligate the Collateral Manager to make any additional or other Collateral Manager Advance under equivalent, similar or any other circumstances.

6.          Services to Other Companies or Accounts; Conflicts of Interest

(a)          The Issuer acknowledges, understands and agrees that the Collateral Manager and its Affiliates, partners and associates are in no way prohibited from, and intend to, spend substantial business time in connection with other businesses or activities, including, but not limited to, managing investments, advising or managing entities other than the Issuer, whose investment objectives are the same as or overlap with those of the Issuer, participating in actual or potential investments of the Issuer, providing consulting, merger and acquisition, structuring or financial advisory services, including with respect to actual, contemplated or potential investments of the Issuer, or acting as a director, officer or creditors’ committee member of, adviser to, or participant in, any corporation, partnership, trust or other business entity. The Collateral Manager or such Affiliates, partners or associates may, and expect to, receive fees or other compensation from third parties for any of these activities, which fees will be for the benefit of their own account and not the account of the Issuer. These fees can relate to actual, contemplated or potential investments of the Issuer and may be payable by entities in which the Issuer directly or indirectly, has invested or contemplates investing.

(b)          In addition, the Issuer acknowledges, understands and agrees that the Collateral Manager or its Affiliates, partners and associates may manage Affiliates of the Issuer (including, but not limited to, other funds, investment vehicles, accounts or advisory clients of the Collateral Manager or any of its Affiliates, collectively the “Other Investment Vehicles”). The investment policies, fee arrangements and circumstances of the Issuer may differ from such Other Investment Vehicles. For example, the Collateral Manager may decide on behalf of the Issuer to retain an asset at the same time that one or more Other Investment Vehicles sells it. Similarly, the Other Investment Vehicles which are in a liquidation phase may take priority as to sales of investments in which the Issuer is also an investor. These procedures could in certain circumstances affect adversely the price paid or received by the Issuer or the size of the position purchased or sold by the Issuer.

(c)          The Issuer acknowledges, understands and agrees that the Collateral Manager and any Other Investment Vehicle may have economic interests in, relationships with, or render services or engage in transactions with obligors in whose obligations the issuer may invest. As a result, officers and employees of the Collateral Manager and Other Investment Vehicles may possess (and will have no obligation to share) information relating to obligors that is not known to the individuals responsible for monitoring the Collateral or performing obligations under the Collateral Management Agreement. In particular, the Collateral Manager, its Affiliates and/or Other Investment Vehicles may invest in and/or hold obligations of an obligor that may be pari passu, senior or junior in ranking to another obligation of such obligor that is included in the Collateral, and/or officers, directors and/or employees of the Collateral Manager, its Affiliates and/or Other Investment Vehicles may serve on boards of directors (or in a similar role) of or otherwise have ongoing relationships with such obligor. The purchase, holding and sale of such obligations by the Issuer may enhance the profitability of the investments in such obligors held by the Collateral Manager, its Affiliates and/or Other Investment Vehicles. Each of such ownership and other relationships may affect the ability of the Collateral Manager to advise the Issuer with respect to such obligations.

(d)          Although the Issuer intends to operate so that the Portfolio Assets are not “plan assets” under ERISA, some of the Other Investment Vehicles may hold or will hold “plan assets” subject to ERISA. For those plan assets, certain partners, Affiliates and/or associates of the Collateral Manager are classified as “fiduciaries” under ERISA. ERISA imposes certain general and specific responsibilities and restrictions on fiduciaries with respect to plan assets. As a result, the Collateral Manager may adopt certain procedures to address other conflicts in order to satisfy ERISA requirements, if applicable. The foregoing procedures could in certain circumstances affect adversely the price paid or received by the Issuer or the size of the position purchased or sold by the Issuer (including prohibiting the Issuer from purchasing a position) or may limit the rights that the Issuer may exercise with respect to an investment.

(e)          Members, Affiliates and associates of the Collateral Manager may have the ability, under certain circumstances, to take certain actions that would be inconsistent with the objectives of the Issuer. In such circumstances, the Collateral Manager and its partners and associates will act in good faith and in a manner believed by them to be equitable; provided that, the Collateral Manager and its partners, Affiliates and associates may adopt certain procedures to address certain conflicts of interest. The foregoing procedures could in certain circumstances affect adversely the price paid or received by the Issuer or the size of the position purchased or sold by the Issuer (including prohibiting the Issuer from purchasing a position) or may limit the rights that the Issuer may exercise with respect to an investment.

(f)          The Collateral Manager shall not direct the Trustee to purchase any Portfolio Asset for inclusion in the Collateral directly from the Collateral Manager or any of its Affiliates as principal or any account or portfolio for which Collateral Manager or any of its Affiliates serve as investment advisor, or direct the Trustee to sell directly any Portfolio Asset to the Collateral Manager or any of its Affiliates as principal or any account or portfolio for which the Collateral Manager or any of its Affiliates serve as investment advisor, unless the Collateral Manager shall have certified to the Issuer and the Trustee (a copy of which shall be provided by the Trustee to the Liquidation Agent) with respect to each such transaction that (i) such transaction will be consummated on terms prevailing in the market, (ii) the terms of such transaction are substantially as advantageous to the Issuer as the terms the Issuer would obtain in a comparable arm’s length transaction with a non-Affiliate, and (iii) such transaction complies with the Investment Advisers Act of 1940, as amended (the “Advisers Act”), to the extent applicable. In accordance with the foregoing, the Collateral Manager may, in one or more transactions, effect client cross-transactions where the Collateral Manager causes a transaction to be effected between the Issuer and another collateralized debt obligation vehicle, collateralized loan obligation vehicle, fund or another investment vehicle or account managed or advised by it or one or more of its Affiliates, but neither it nor the Affiliate will receive any commission or similar fee in connection with such cross-transaction. If consent of the Issuer to any such transaction is required under the Advisers Act, the Collateral Manager will obtain the prior written, informed consent of the Issuer’s Sole Member. In addition, with the prior authorization of the Issuer, which may be revoked at any time, the Collateral Manager may enter into agency cross-transactions where it or any of its Affiliates acts as broker for the Issuer and for the other party to the transaction, to the extent permitted under applicable law.

(g)          The Collateral Manager shall not direct the Trustee to purchase any Portfolio Asset that is an Affiliated Loan.

7.          Standard of Care

The Collateral Manager shall comply with all the terms and conditions of the Indenture specifically made applicable to the Collateral Manager as specified therein affecting the duties and functions that have been delegated to it thereunder and hereunder and, subject to Section 8 of this Agreement, shall perform its collateral management services under this Agreement with reasonable care, using a degree of skill and attention no less than that which the Collateral Manager exercises with respect to comparable assets that it manages for itself and others having similar investment objectives and restrictions. The servicing standards described in this Section 7 are herein referred to as “Accepted Servicing Practices”.

8.          Limitation of Liability

(a)          Without prejudice to the obligations of the Sole Member under the Equity Contribution Agreement, the Subscription Agreement, the Liquidation Agent Appointment Letter and the Global Master Repurchase Agreement, none of the Collateral Manager (solely in its capacity as Collateral Manager hereunder), its Affiliates (excluding the Issuer), any officer, director, manager, partner, member, employee, stockholder or agent of any of such Persons or any other Person that serves or provides advisory services and resources at the request of the Collateral Manager on behalf of the Issuer as an officer, director, manager partner, member, employee or agent of any other entity (each, an “Indemnified Person”) shall be liable to the Trustee, any Holder, UBS or the Issuer, or any Affiliate of the foregoing, for damages or expenses, or for any decrease in the value of the Managed Assets, arising from any action taken or omitted to be taken by such Indemnified Person or for damages or expenses, or for any decrease in the value of the Managed Assets, arising from any action taken or omitted to be taken by the Trustee, any Holder, UBS or any other Person with respect to the Issuer, unless such damages are the result of acts or omissions constituting bad faith, gross negligence, willful misconduct or fraud by any Indemnified Person. Each Indemnified Person may rely conclusively in good faith on any document of any kind that, prima facie, is properly executed and submitted by any appropriate Person respecting any matters arising under this Agreement. The Collateral Manager shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing delivered to the Collateral Manager under or in connection with this Agreement and believed by it to be genuine and to have been signed or sent by the proper Person. The Collateral Manager may consult with legal counsel, Independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(b)          No claim may be made by any party hereto against any other party hereto or any officer, agent, stockholder, partner, manager, member, director or employee of any such party for any special, indirect, consequential or punitive damages (including lost profits) in respect of any claim for breach of contract or any other theory of liability arising out of or relating to this Agreement or the transactions contemplated hereby or any act, omission or event occurring in connection therewith, and to the fullest extent permitted by applicable law, each party hereto hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in such party’s favor.

9.          Indemnification

(a)          To the fullest extent permitted by law, the Issuer shall indemnify, defend and hold harmless each Indemnified Person, against all losses, claims, damages or liabilities, whether or not matured or unmatured or whether or not asserted or brought due to contractual or other restrictions (including reasonable legal or other expenses actually and reasonably incurred in investigating or defending against any such loss, claim, damage or liability), joint or several (collectively, “Losses”), to which an Indemnified Person may become subject by reason of any acts or omissions or any alleged acts or omissions arising out of such Indemnified Person’s or any other Indemnified Person’s activities in connection with the conduct of the business or affairs of the Issuer and/or a Portfolio Asset (including in connection with or relating to this Agreement), or caused by or arising out of or relating to or in connection with this Agreement, any of the Transaction Documents or any of the transactions contemplated thereby (including, without limitation, the issuance of the Class A Notes), unless such Loss results from (i) the gross negligence, willful misconduct or fraud of such Person, or (ii) a breach of the representation and warranty of the Collateral Manager in Section 12 hereof. Notwithstanding the exception set forth in the preceding sentence, if the Collateral Manager sustains any loss, liability or expense by reason of such exception and which results from any overcharges to a Portfolio Asset Obligor under a Portfolio Asset, then the Issuer shall, to the extent that such overcharges were collected by the Collateral Manager and remitted to the Issuer, promptly remit such overcharge to such Portfolio Asset Obligor after the applicable Issuer’s receipt of written notice from the Collateral Manager regarding such overcharge.

Notwithstanding anything contained herein to the contrary, the obligations of the Issuer under this Section 9(a) are limited recourse obligations of the Issuer payable as Collateral Manager Expenses solely to the extent of available funds in accordance with Sections 10.3(c) and 11.1 of the Indenture. Any indemnification rights provided for in this Section 9(a) shall be retained by any resigned or replaced Collateral Manager and by all former Indemnified Persons.

(b)          Expenses incurred by an Indemnified Person in defense or settlement of any claim that shall be subject to a right of indemnification hereunder may be advanced by the Issuer prior to the final disposition thereof upon receipt of a written undertaking by or on behalf of the Indemnified Person to repay such amount to the extent that it shall be determined ultimately that such Indemnified Person is not entitled to be indemnified hereunder. The right of any Indemnified Person to the indemnification provided herein shall be cumulative of, and in addition to, any and all rights to which such Indemnified Person may otherwise be entitled by contract or as a matter of law or equity and shall extend to such Indemnified Person’s successors, assigns and legal representatives.

(c)          The indemnification rights provided for in this Section 9 shall survive the termination of this Agreement. Notwithstanding anything else herein, nothing contained in this Section or elsewhere in this Agreement shall be construed as relieving any person for any liability (including liability under applicable U.S. federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith), to the extent that such liability may not be waived under, or such indemnification would be in violation of, applicable law.

10.         Term of Agreement; Definition of “cause”; Survival of Certain Terms

(a)          This Agreement shall become effective on the date hereof. This Agreement shall continue in force until the first of the following occurs (i) the payment in full or redemption in whole of the Notes and the termination of the Indenture in accordance with its terms; (ii) the liquidation of the Portfolio Assets and the final distribution of proceeds of such liquidation to the Holders; or (iii) termination of this Agreement in accordance with subsection (c) of this Section 10. Sections 8, 9, 11, 16 and 18 shall survive any termination of this Agreement. Any such termination shall also be without prejudice to any rights of the Collateral Manager relating to the reimbursement of its Collateral Manager Expenses and Collateral Manager Advances through and including the date of such termination. Upon any such termination, any Collateral Manager Expenses and Collateral Manager Advances that remain unpaid or unreimbursed shall be remitted by the Issuer to the Collateral Manager on the next Payment Date after the Issuer’s receipt of an itemized invoice therefor (provided such invoice is received no less than 5 Business Days prior to such Payment Date).

(b)           For purposes of determining “cause” with respect to this Agreement and the Global Master Repurchase Agreement, such term shall mean the occurrence of any one of the following events:

(i)          any failure by the Collateral Manager to comply with its obligations set forth in Section 2 hereof, and such failure results in the occurrence of an Event of Default (as defined in the Indenture, but after giving effect to any related notice requirement or cure period) that is directly attributable to the actions or inactions of Collateral Manager constituting such breach of Section 2 hereof;

(ii)         the Collateral Manager breaches any provision of this Agreement, the Indenture or any other Transaction Document to which it is a party (other than as covered in Section 10(b)(i)) which violation or breach (1) has a material adverse effect on the Holders of any Class A Notes and (2) if capable of being cured, is not cured within 20 days after the date on which written notice of such breach has been given to the Collateral Manager by the Issuer, the Trustee, the Majority Holders or the Liquidation Agent, or, if such violation or breach is not capable of being cured within 20 days but is capable of being cured in a longer period, the Collateral Manager fails to cure such violation or breach within the period in which a reasonably diligent person could cure such violation or breach, but in no event greater than 45 days;

(iii)        any representation, warranty or certification made by the Collateral Manager in this Agreement or in any certificate delivered pursuant to this Agreement shall prove to have been untrue or incorrect when made, and such breach has a material adverse effect on the Holders of any Class A Notes;

(iv)        the filing of a decree or order for relief by a court having jurisdiction over the Collateral Manager or any substantial part of its property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Collateral Manager or for any substantial part of its property, or ordering the winding up or liquidation of the Collateral Manager’s affairs, and such decree or order shall remain unstayed and in effect for a period of thirty (30) consecutive days;

(v)         the commencement by the Collateral Manager of a voluntary case under any applicable Insolvency Law now or hereafter in effect, or the consent by the Collateral Manager to the entry of an order for relief in an involuntary case under any such law;

(vi)        the consent by the Collateral Manager to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Collateral Manager or for any substantial part of its property, or the making by the Collateral Manager of any general assignment for the benefit of creditors;

(vii)       the failure by the Collateral Manager generally to pay its debts as such debts become due, or the taking of action by the Collateral Manager in furtherance of the actions described in the immediately preceding clauses (iv), (v) or (vi);

(viii)      the occurrence and continuance of any Event of Default under the Indenture;

(ix)         the Collateral Manager or any officer of the Collateral Manager who has direct responsibility for the investment activities of the Issuer is indicted for any act constituting fraud or criminal negligence in respect of investment activity;

(x)           an “Event of Default” has occurred under the Global Master Repurchase Agreement with respect to which the Seller is the “Defaulting Party” (as each such term is defined therein) and the “Repurchase Date” (as defined in the Global Master Repurchase Agreement) has been accelerated as a result thereof; or

(xi)         the Collateral Manager has delivered a written notice of resignation to the Issuer (with a copy to the Trustee).

If any of the events specified in this sub-clause (b) of this Section 10 shall occur, the Collateral Manager shall give prompt written notice thereof to the Issuer, UBS and the Trustee (who shall forward to the Holders) upon a Responsible Officer of the Collateral Manager becoming aware of the occurrence of such event.

(c)          This Agreement may also be terminated by the Collateral Manager on the thirtieth day after the date on which the Collateral Manager delivers written notice, setting forth the cause of such termination, to the Issuer (with a copy to the Trustee). For purposes of determining “cause” with respect to termination of this Agreement pursuant to this Section 10(c), such term shall mean the occurrence of any one of the following events:

(i)          any failure by the Trustee to disburse any amount due to the Collateral Manager hereunder (including, without limitation, the Collateral Management Expenses and Collateral Manager Advances) when funds are available therefor pursuant to Section 11.1(a) of the Indenture, which failure, continues unremedied for a period of 5 Business Days after the date on which written notice of such failure shall have been given to the Issuer by the Collateral Manager; or

(ii)         the Issuer breaches any provision of this Agreement (other than as covered in Section 10(c)(i)) which violation or breach (1) has a material adverse effect on the Collateral Manager and (2) if capable of being cured, is not cured within 30 days after the date on which written notice of such breach has been given to the Issuer, or, if such violation or breach is not capable of being cured within 30 days but is capable of being cured in a longer period, the Issuer fails to cure such violation or breach within the period in which a reasonably diligent person could cure such violation or breach, but in no event greater than 60 days.

(d)          This Agreement may also be terminated immediately by the Collateral Manager, upon written notice setting forth the cause of such termination, to the Issuer (with a copy to the Trustee) setting forth the cause of such resignation, if a material change in applicable law or regulations renders the performance by the Collateral Manager of its duties under this Agreement or the Indenture to be a violation of such law or regulation.

11.         Action Upon Termination

(a)          Upon any termination of this Agreement, the Collateral Manager shall as soon as reasonably practicable:

(i)          deliver to the Issuer, or to the successor collateral manager if so directed by the Issuer, all property and documents of the Trustee or the Issuer or otherwise relating to the Portfolio Assets then in the custody of the Collateral Manager; and

(ii)         deliver to the Trustee an accounting with respect to the books and records delivered to the Trustee or the successor collateral manager.

Notwithstanding such termination, (x) the Collateral Manager shall remain liable to the extent set forth herein (but subject to Section 8 hereof) for its acts or omissions hereunder arising prior to termination, and for any expenses, losses, damages, liabilities, demands, charges and claims (including reasonable attorneys’ fees) in respect of or arising out of a material breach of the representations and warranties made by the Collateral Manager in Section 12 hereof or from any material failure of the Collateral Manager to comply with the provisions of this Section 11, and (y) the Issuer shall remain liable to the extent set forth herein for the reimbursement of the Collateral Manager’s Collateral Manager Expenses and Collateral Manager Advances through and including the date of such termination.

(b)          The Collateral Manager agrees that, notwithstanding any termination, it shall reasonably cooperate in any Proceeding arising in connection with this Agreement, the Indenture, or any of the Portfolio Assets (excluding any such Proceeding in which claims are asserted against the Collateral Manager or any Affiliate of the Collateral Manager) upon receipt of appropriate indemnification and expense reimbursement satisfactory to the Collateral Manager.

12.         Representations and Warranties

The Collateral Manager hereby represents and warrants to the Issuer as follows as of the date hereof:

(a)          The Collateral Manager is a Delaware limited liability company formed under the laws of the State of Delaware and has full power and authority to own its assets and to transact the business in which it is currently engaged and is duly qualified and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires, or the performance of this Agreement would require such qualification, except for those jurisdictions in which the failure to be so qualified, authorized or licensed would not have a material adverse effect on the business, operations, assets or financial condition of the Collateral Manager or on the ability of the Collateral Manager to perform its obligations under, or on the validity or enforceability of, this Agreement and the provisions of the Indenture applicable to the Collateral Manager.

(b)          The Collateral Manager has full power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and under the provisions of the Indenture applicable to the Collateral Manager, and has taken all necessary action to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and all obligations required hereunder and under the terms of the Indenture applicable to the Collateral Manager. No consent of any other Person, including, without limitation, any partners or creditors of the Collateral Manager, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Collateral Manager in connection with this Agreement or the Collateral Administration Agreement, or the execution, delivery, performance, validity or enforceability of this Agreement, the Collateral Administration Agreement or the obligations required hereunder, under the Collateral Administration Agreement or under the terms of the Indenture applicable to the Collateral Manager. This Agreement has been, and each instrument and document required hereunder or under the terms of the Indenture shall be, executed and delivered by a duly authorized officer of the Collateral Manager, and this Agreement constitutes, and each instrument and document required hereunder or under the terms of the Indenture when executed and delivered by the Collateral Manager hereunder or under the terms of the Indenture shall constitute, the valid and legally binding obligations of the Collateral Manager enforceable against the Collateral Manager in accordance with their terms, subject to (A) the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights and (B) general equitable principles.

(c)          The execution, delivery and performance of this Agreement and the performance by the Collateral Manager of the terms of the Indenture applicable to it will not violate any provision of any existing law or regulation binding the Collateral Manager, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Collateral Manager, or the organizational documents of, or any securities issued by, the Collateral Manager or constitute, with or without giving notice or lapse of time or both, a default under or result in a breach of any of the terms or provisions of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Collateral Manager is a party or by which the Collateral Manager or any of its assets may be bound, the violation of which would have a material adverse effect on the ability of the Collateral Manager to perform its obligations under or the validity or enforceability of this Agreement or provisions of the Indenture and Collateral Administration Agreement applicable to the Collateral Manager, and will not result in or require the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

(d)          There is no charge, investigation, action, suit or proceeding before or by any court pending or, to the knowledge of the Collateral Manager, threatened that, if determined adversely to the Collateral Manager, would have a material adverse effect upon the performance by the Collateral Manager of its duties under, or on the validity or enforceability of, this Agreement and the provisions of the Indenture applicable to the Collateral Manager hereunder.

(e)          The Collateral Manager is not in violation of its Constitutive Documents or in breach or violation of or in default under any contract or agreement to which it is a party or by which it or any of its property may be bound, or any applicable statute or any rule, regulation or order of any court, government agency or body having jurisdiction over the Collateral Manager or its properties, the breach or violation of which or default under which would have a material adverse effect on the validity or enforceability of this Agreement or the provisions of the Indenture applicable to the Collateral Manager, or the performance by the Collateral Manager of its duties hereunder or thereunder.

The Collateral Manager’s representations and warranties in Sections 12(c) are given on the assumptions that there shall be no misrepresentations or breach of covenants by transferees or purchasers of the Notes and do not address the consequences of such misrepresentations or breach, and that none of the assets of the Issuer are or will be (or are or will be deemed for purposes of ERISA or Section 4975 of the Code, or any substantially similar applicable federal, state, local or non-US law, to be) “plan assets” subject to ERISA or Section 4975 of the Code (or any substantially similar law).

13.         Amendment

(a)          This Agreement may not be modified or amended without the prior written consent of the Trustee (at the direction of the Majority Holders) and in writing executed by the parties hereto; provided that any modification or amendment that may adversely affect the rights of the Liquidation Agent under Section 10 or Section 11 shall require the prior written consent of the Liquidation Agent. Failure on the part of either party to insist upon strict compliance by the other with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition.

(b)          The Issuer agrees that it will not permit to become effective any supplement or modification to the Transaction Document which would (i) increase the duties or liabilities of, reduce or eliminate any right or privilege of (including as a result of an effect on the amount or priority of any fees or other amounts payable to the Collateral Manager), or adversely change the economic consequences to, the Collateral Manager, (ii) modify the restrictions on the Sales of Portfolio Assets or (iii) expand or restrict the Collateral Manager’s discretion, and the Collateral Manager shall not be bound thereby, in each case unless the Collateral Manager shall have consented in advance thereto in writing.

14.         Assignment

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. Any assignment of the Collateral Manager’s obligations under this Agreement (other than to an Affiliate of the Collateral Manager including, without limitation, the Collateral Manager and any direct or indirect subsidiary of the Collateral Manager) shall require the consent of the Issuer and, until the Full Payment Date, the Trustee (at the direction of the Majority Holders) and the Majority Holders. Any assignment of the Issuer’s rights, remedies, and obligations under this Agreement shall require the consent of the Collateral Manager. Any assignment consented to pursuant to this Section 14 shall bind the assignee hereunder in the same manner as the assignor is bound. Upon the execution and delivery of such a counterpart by the assignee, the assignor shall be released from further obligations pursuant to this Agreement, except with respect to its obligations arising under Sections 8, 9, 11, 16 and 18 hereof.

The Collateral Manager hereby acknowledges that, pursuant to Article 15 of the Indenture, the Issuer is assigning all of its right, title and interest in, to and under this Agreement to the Trustee as representative of the Holders and the Collateral Manager agrees that all of the representations, covenants and agreements made by the Collateral Manager in this Agreement are also for the benefit of the Trustee.

15.         Entire Agreement; Severability; Headings; Counterparts

(a)          This Agreement contains the entire agreement between the parties relating to the subject matter hereof.

(b)          If any term, provision, covenant or condition of this Agreement, or the application thereof to any party hereto or any circumstance, is held to be unenforceable, invalid or illegal (in whole or in part) for any reason (in any relevant jurisdiction), the remaining terms, provisions, covenants and conditions of this Agreement, modified by the deletion of the unenforceable, invalid or illegal portion (in any relevant jurisdiction), will continue in full force and effect, and such unenforceability, invalidity, or illegality will not otherwise affect the enforceability, validity or legality of the remaining terms, provisions, covenants and conditions of this Agreement, so long as this Agreement, as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the deletion of such portion of this Agreement will not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.

(c)          Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

(d)          This Agreement (and each amendment, modification and waiver in respect of this Agreement) may be executed and delivered in counterparts (including by e-mail (PDF) or facsimile transmission), each of which will be deemed an original, and all of which together constitute one and the same instrument. Delivery of an executed counterpart signature page of this Agreement by e-mail (PDF) or facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

16.         Non-Petition; Limited Recourse

(a)          Notwithstanding any other provision of this Agreement, the Collateral Manager agrees not to cause the filing of a petition in bankruptcy or to institute any reorganization, arrangement, insolvency, moratorium or liquidation proceedings against the Issuer for the nonpayment of the fees or other amounts payable by the Issuer to the Collateral Manager under this Agreement until the payment in full of all Notes issued under the Indenture (and any other debt obligations of the Issuer that have been rated upon issuance by any rating agency at the request of the Issuer) and the expiration of a period equal to one year and a day or, if longer, the applicable preference period then in effect and one day, following such payment in full. Nothing in this Section 16(a) shall preclude, or be deemed to stop, the Collateral Manager from taking any action prior to the expiration of the aforementioned period in (A) any case or proceeding voluntarily filed or commenced by the Issuer or (B) any involuntary insolvency proceeding filed or commenced by a Person other than the Collateral Manager. This Section 16(a) shall survive the termination of this Agreement.

(b)          The Collateral Manager agrees that the payment of all amounts to which it is entitled pursuant to this Agreement shall be subject to the provisions of Sections 10.3(c) and 11.1 of the Indenture, and the Collateral Manager agrees to be bound by the provisions of Sections 10.3(c) and 11.1 of the Indenture as if it were a party thereto. Notwithstanding any other provision of this Agreement, all of the payment obligations of the Issuer under this Agreement are limited recourse obligations of the Issuer payable solely as Collateral Manager Advances or Collateral Manager Expenses, as the case may be, pursuant to Sections 10.3(c) and 11.1 of the Indenture. The Collateral Manager further agrees that, except as so contemplated by Section 10.3(c) and 11.1 of the Indenture, it will not have any recourse against any other asset of the Issuer or against any Officer, director, employee, partner, member, shareholder or incorporator of the Issuer or its Affiliates, successors or assigns for the payment of any amounts payable under this Agreement. It is understood that this Section 16(b) shall not (i) prevent recourse to the Collateral for the sums due or to become due under any security, instrument or agreement which is part of the Collateral; or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes or secured by the Indenture until such Collateral has been realized and the proceeds thereof applied in accordance with the provisions of the Indenture, whereupon all obligations of and all claims against the Issuer hereunder or arising in connection therewith shall be extinguished and shall not thereafter revive. It is further understood that this Section 16(b) shall not limit the right of any Person to name the Issuer as a party defendant in any Proceeding or in the exercise of any other remedy under the Notes or the Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person. The Collateral Manager consents to the assignment of this Agreement as provided in the Grant of the Indenture. This Section 16(b) shall survive the termination of this Agreement.

17.         Notices

Any request, demand, authorization, direction, instruction, order, notice, consent, waiver or other documents provided or permitted by this Agreement to be made upon, given, delivered, e-mailed or furnished to, or filed with:

(a)          the Issuer shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile or other means of electronic transmission in legible form, to the Issuer addressed to it at Murray Hill Funding II, LLC, 3 Park Ave, 36th Floor, New York, NY 10016 Attention: Keith Franz, telephone no. 212.418.4710, email: kfranz@cioninvestments.com, or at any other address previously furnished in writing to the other parties hereto by the Issuer, as the case may be, with a copy to the Collateral Manager at its address below; and

(b)          the Collateral Manager shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile or other means of electronic transmission in legible form, to the Collateral Manager addressed to it at CĪON Investment Management, LLC, 3 Park Ave, 36th Floor, New York, NY 10016 Attention: Keith Franz, telephone no. 212.418.4710, email: kfranz@cioninvestments.com, or at any other address previously furnished in writing to the parties hereto.

To the extent that any demand, notice or communication hereunder is given to the Collateral Manager by a Responsible Officer of the Issuer, such Responsible Officer shall be deemed to have the requisite power and authority to bind the Issuer with respect to such communication, and the Collateral Manager may conclusively rely upon and shall be protected in acting or refraining from acting upon any such communication. To the extent that any demand, notice or communication hereunder is given to the Issuer by a Responsible Officer of the Collateral Manager, such Responsible Officer shall be deemed to have the requisite power and authority to bind the Collateral Manager with respect to such communication, and the Issuer may conclusively rely upon and shall be protected in acting or refraining from acting upon any such communication.

18.         Governing Law; Jurisdiction; Waiver of Jury Trial

(a)          This Agreement shall be construed in accordance with, and this Agreement and any matters arising out of or relating in any way whatsoever to this Agreement (whether in contract, tort or otherwise), shall be governed by, the law of the State of New York.

(b)          With respect to any suit, action or proceedings relating to this Agreement or any matter between the parties arising under or in connection with this Agreement (“Proceedings”), each party irrevocably: (i) submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan and the United States District Court for the Southern District of New York, and any appellate court from any thereof; and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing in this Agreement precludes any of the parties from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction. Each party irrevocably consents to the service of process in any Proceeding by the mailing or delivery of copies of such process as set forth in Section 17 hereof.

(c)          EACH OF THE ISSUER AND THE COLLATERAL MANAGER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDINGS. Each party hereby (i) certifies that no representative, agent or attorney of the other has represented, expressly or otherwise, that the other would not, in the event of a Proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this paragraph.

19.         Third Party Beneficiaries

Nothing in this Agreement, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement except, with respect to the Trustee and the Holders, as otherwise expressly provided in this Agreement; provided that the Liquidation Agent shall be an express third party beneficiary of Sections 2(o), 10(b), 13 and this Section 19.

20.         Written Disclosure Statement

The Issuer shall provide, if reasonably available to it, and the Issuer shall use its reasonable efforts to cause each of the Holders (and holders of beneficial interests in the Notes) and the Trustee to provide, to the Collateral Manager all information reasonably requested by the Collateral Manager in connection with regulatory matters, including without limitation any information that is necessary or advisable in order for the Collateral Manager (or its parent or Affiliates) to complete its Form ADV, Form PF, any other form required by the Securities and Exchange Commission, or to comply with any regulations of the Commodity Futures Trading Commission or any requirement of the Commodity Exchange Act or Dodd-Frank Wall Street Reform and Consumer Protection Act, in each case, as amended from time to time, and any other laws or regulations applicable to the Collateral Manager from time to time. The Issuer acknowledges receipt of Part II of the Collateral Manager’s Form ADV more than 48 hours prior to the date of execution of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Management Agreement to be executed effective as of the day and year first written above.

murray hill funding ii, LLC,
as Issuer

By: MURRAY HILL FUNDING, LLC,
as Sole Member

By:	/s/ Michael A. Reisner
Name: Michael A. Reisner
Title: Co-Chief Executive Officer

COLLATERAL MANAGEMENT AGREEMENT

CĪON INVESTMENT MANAGEMENT, LLC as Collateral Manager

By:	/s/ Michael A. Reisner
Name: Michael A. Reisner
Title: Co-Chief Executive Officer

COLLATERAL MANAGEMENT AGREEMENT